CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of the 1995 Stock Option Plan of Grill Concepts, Inc. on Form S-8 (File No. 333-04181) and the Registration Statement of the 1998 Comprehensive Stock Option and Award Plan of Grill Concepts, Inc. on Form S-8 (File No. 333-57369) of our report dated March 12, 1999, on our audits of the consolidated financial statements of Grill Concepts, Inc. and subsidiaries as of December 27, 1998 and December 28, 1997, and for the years then ended, which report is included in the Annual Report on Form 10-KSB.


                                              PRICEWATERHOUSECOOPERS LLP

                                              /s/ PricewaterhouseCoopers LLP


Los Angeles, California
March 26, 1999